CSFB 04-7

Group 5

Pay rules

1.

Pay the Nas Priority amount  to the 5N1.

2.

Pay pro-rata to the 5S1-5S9 and the 5FL1 until retired.

3.

Pay to the 5S10 until retired.

4.

Pay to the 5N1 until retired.

Notes

Pxing Speed = 100PPC (6CPR to 20CPR in 12 months remaining at 20CPR thereafter)

NAS bonds = 5N1 Apply Shift to Prepays and Principal. Standard 60 mo lockout.

Nas % = 5N1 Bal / Total  Non-PO balance

Shft % = Standard Nas Shift Schedule

Floaters:

5FL1 – 1ML + 0.35, 8.0 cap , 0.35 floor, 0 day delay, initial libor - 1.84%

Inverses:

5IN1 –    7.65- (1ML X –1.0) , 7.65% Cap, 0.0 Floor, 0 day delay, intial libor – 1.84%

Settlement = 10/29